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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the registration statement of M Fund, Inc. on Form N-1A (File No. 33-95472/811-9082) Post-Effective Amendment No. 6, of our report dated February 10, 2000, on our audits of the financial statements and financial highlights included in the December 31, 1999 Annual Report of Brandes International Equity Fund, Turner Core Growth Fund, Frontier Capital Appreciation Fund and Enhanced U.S. Equity Fund (four series of M Fund, Inc.)

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Information" in the Statement of Additional Information.


                                              /s/ PricewaterhouseCoopers L.L.P.
                                              ---------------------------------
                                              PricewaterhouseCoopers L.L.P.

Boston, Massachusetts
February 25, 2000